Barclays PLC S-8

Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays Group Share Value Plan. Such Shares will be registered on a registration statement on Form S-8 (the “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”) on or around June 21, 2023.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays or the Group General Counsel, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

This Power of Attorney shall be governed and construed in accordance with the laws of the State of New York without giving effect to its conflict of laws provisions.

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Date: June 21, 2023	By:	/s/ Nigel Higgins
Nigel Higgins
Group Chairman

Date: June 21, 2023	By:	/s/ Anna Cross
Anna Cross
Group Finance Director
(Principal Financing Officer and Principal Accounting Officer) and Executive Director

Date: June 21, 2023	By:	/s/ Robert Berry
Robert Berry
Non-executive Director

Date: June 21, 2023	By:	/s/ Timothy Breedon CBE
Timothy Breedon CBE
Non-executive Director

Date: June 21, 2023	By:
Mohamed A. El-Erian
Non-executive Director

Date: June 21, 2023	By:	/s/ Dawn Fitzpatrick
Dawn Fitzpatrick
Non-executive Director

Date: June 21, 2023	By:	/s/ Mary Francis CBE
Mary Francis CBE
Non-executive Director

Date: June 21, 2023	By:	/s/ Dr. Brian Gilvary
Dr. Brian Gilvary
Non-executive Director

Date: June 21, 2023	By:	/s/ Sir John Kingman
Sir John Kingman
Non-executive Director

Date: June 21, 2023	By:	/s/ Marc Moses
Marc Moses
Non-executive Director

Date: June 21, 2023	By:	/s/ Diane Schueneman
Diane Schueneman
Non-executive Director

Date: June 21, 2023	By:	/s/ Julia Wilson
Julia Wilson
Non-executive Director

[Signature page of Power of Attorney]